UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Offering of Class A Common Stock

On August 15, 2016, Parsley Energy, Inc. (the “Company”) issued a news release announcing the commencement of an underwritten public offering of 7,000,000 shares of its Class A common stock (the “Equity Offering”). The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Class A common stock. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Offering of Additional Senior Notes

On August 15, 2016, the Company issued a news release announcing that, subject to market and other conditions, its subsidiaries, Parsley Energy, LLC and Parsley Finance Corp. (together, the “Issuers”), intend to commence a private placement (the “Notes Offering”) of an additional $200.0 million in aggregate principal amount of their 6.250% senior unsecured notes due 2024 (the “New 2024 Notes”). A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On May 27, 2016, the Issuers completed an offering of $200.0 million of their 6.250% senior notes due 2024 (the “Initial 2024 Notes” and, together with the New 2024 Notes, the “2024 Notes”). The New 2024 Notes will have identical terms, other than the issue date, as the Initial 2024 Notes, and the New 2024 Notes and the Initial 2024 Notes will be treated as a single class of securities under the indenture governing the 2024 Notes.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

(i) On August 15, 2016, the Company issued a news release announcing it has entered into a purchase and sale agreement to acquire oil and gas interests in Glasscock County, Texas, for an aggregate purchase price of $400.0 million in cash, subject to customary purchase price adjustments (the “Acquisition”). The Acquisition is scheduled to close by October 4, 2016, subject to completion of due diligence and satisfaction of closing conditions.

(ii) In connection with the Equity Offering, the Company provided the additional risk factor set forth below in the disclosures provided to investors in the Equity Offering. Capitalized terms used but not defined below have the meaning given such terms in the prospectus supplement related to the Equity Offering.

We may not consummate the Acquisition or the Concurrent Notes Offering, and this offering is not conditioned on the consummation of the Acquisition or the Concurrent Notes Offering.

We intend to use the net proceeds from this offering, along with the net proceeds from the Concurrent Notes Offering, to fund the aggregate purchase price for the Acquisition, as described under “Summary—Recent Developments.” However, we may not consummate the Acquisition, which is subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Acquisition will be consummated. Further, we may not consummate the Concurrent Notes Offering, which is subject to market conditions and other factors.

This offering is not conditioned on the consummation of the Acquisition nor the Concurrent Notes Offering. Therefore, upon the closing of this offering, you will become a holder of our Class A common stock regardless of whether either the Acquisition or the Concurrent Notes Offering are consummated, delayed or terminated. If the Acquisition or the Concurrent Notes Offering are delayed or terminated, the price of our Class A common stock may decline to the extent that the current market price of our Class A common stock reflects a market assumption that the Acquisition and the Concurrent Notes Offering will be consummated on the terms described herein.

If the Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering and could apply the proceeds in ways that you or other stockholders may not approve. In addition, if the Concurrent Notes Offering is not consummated, our management will have broad discretion in the source of funds for the Acquisition, and could draw upon such other sources of funds in ways that you or other stockholders may not approve. In either event, the market price of our Class A common stock could be adversely affected.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated August 15, 2016, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated August 15, 2016, titled “Parsley Energy, LLC Announces $200 Million Private Placement of Additional 6.250% Senior Unsecured Notes due 2024.”

99.3	News Release, dated August 15, 2016, titled “Parsley Energy Announces Midland Basin Acquisition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated August 15, 2016, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated August 15, 2016, titled “Parsley Energy, LLC Announces $200 Million Private Placement of Additional 6.250% Senior Unsecured Notes due 2024.”

99.3	News Release, dated August 15, 2016, titled “Parsley Energy Announces Midland Basin Acquisition.”